Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE REPORTS THIRD QUARTER NET INCOME OF $131.4 MILLION AND ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 22.6%

PEMBROKE, Bermuda – October 31, 2007 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $131.4 million and $1.81 per diluted common share for the third quarter of 2007 versus net income of $128.2 million and $1.74 per diluted common share in the third quarter of 2006.

For the nine months ended September 30, 2007, net income was $368.6 million and $5.02 per diluted common share versus net income of $299.3 million and $4.03 per diluted common share for the nine months ended September 30, 2006.

Operating highlights for the quarter ended September 30, 2007 were as follows:

•	Total premiums written of $423.8 million, which include gross premiums written and deposit premiums, decreased 12.2% over the same period in 2006;

•	Total ceded premiums of $45.7 million versus $90.8 million in the third quarter of 2006;

•	A combined ratio of 79.6% which included 9.4 percentage points of favorable prior year loss reserve development;

•	Net investment income of $62.6 million, a decrease of 1.5% over the same period in 2006;

•	Operating income, which excluded after-tax realized investment gains and losses and foreign exchange gains and losses, of $133.9 million and $1.85 per diluted common share; and

•	Operating return on average common equity for the quarter of 5.8%, or 23.1% on an annualized basis.

Operating highlights for the nine months ended September 30, 2007 were as follows:

•	Total premiums written of $1,527.1 million, which included gross premiums written and deposit premiums, decreased 7.5% over the same period in 2006;

•	Total ceded premiums of $143.9 million versus $161.7 million for the nine months ended September 30, 2006;

•	A combined ratio of 81.6% which included 10.1 percentage points of favorable prior year loss reserve development;

•	Net investment income of $216.0 million, an increase of 16.5% over the same period in 2006;

•	Operating income, which excluded after-tax realized investment gains and losses and foreign exchange gains and losses, of $380.2 million and $5.18 per diluted common share; and

•	Operating return on average common equity for the period of 16.7%, or 22.2% on an annualized basis.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented ‘‘I am very pleased with the strong financial results that Endurance achieved during the third quarter. Although increased levels of competition appear likely as we move forward into the end of 2007 and 2008, I am confident that our specialty focus, our disciplined underwriting approach and our agile response to market opportunities will serve us well in the face of fluctuating market conditions. During the third quarter, we announced several strategic initiatives, including our pending acquisition of ARMtech Insurance Services Inc., a specialty writer of U.S. federally sponsored crop insurance, the addition of specialty insurance and reinsurance underwriting teams and a variable forward equity transaction. We believe these initiatives will enhance Endurance’s specialty underwriting capabilities and financial flexibility in 2008 and beyond.’’

Operating Results

The 12.2% decrease in total premiums written in the third quarter and the 7.5% decrease in total premiums written in the nine months ended September 30, 2007 over the same periods in 2006 resulted primarily from declines in the Reinsurance business segment partially offset by continued growth in the Insurance business segment. Net premiums earned for the three and nine months ended September 30, 2007 decreased by $8.2 million and $40.5 million or 2.0% and 3.3%, respectively, from the same periods in 2006 principally due to declines in gross premiums written as compared to the same periods in 2006.

The Company’s operating results for the quarter and nine months ended September 30, 2007 were positively impacted by $37.5 million and $121.0 million of favorable prior year loss reserve development compared to favorable prior year loss reserve development for the quarter and nine months ended September 30, 2006 of $10.0 million and $31.0 million, respectively. Partially offsetting the impact of the current period’s favorable prior year loss reserve development were losses during the three months ended September 30, 2007 related to the European floods and, for the nine months ended September 30, 2007, losses related to Windstorm Kyrill and the Australian and European floods.

Insurance Business Segment

Gross premiums written in Endurance’s Insurance business segment for the three and nine months ended September 30, 2007 were $180.0 million and $525.0 million, respectively, compared to $156.8 million and $396.2 million in the same periods in 2006. Premium growth for the Insurance business segment was largely driven by the continued expansion of the Company’s workers’ compensation line of business, yielding $45.4 million and $157.7 million of additional gross premiums written for the Insurance business segment in the three and nine months ended September 30, 2007 compared to the same periods in 2006. The Company’s growth in the Insurance business segment was partially offset by declines in premiums in the Company’s healthcare liability and property lines of business of $27.0 million and $45.6 million for the three and nine months ended September 30, 2007 compared to the same periods in 2006. The lower premiums in the healthcare liability and property lines resulted from the Company non-renewing business due to insufficient pricing and shifting its participations to higher insurance layers which carry less risk and produce lower associated premiums.

Endurance’s Insurance business segment combined ratios were 85.1% and 84.7% in the third quarter and nine months ended September 30, 2007 versus combined ratios of 88.2% and 83.9% for the three and nine months ended September 30, 2006. The improvement in the combined ratio in the third quarter was driven by a lower net loss ratio, compared to the same period in 2006, while the combined ratio for the nine months ended September 30, 2007 was relatively consistent with 2006. The lower net loss ratio in the current quarter resulted primarily from favorable prior year loss reserve development of $25.1 million or 19.2 percentage points for the quarter, compared to favorable prior year loss reserve development of $5.9 million or 6.6 percentage points for the same quarter a year ago. The prior year loss reserve development for the three months ended September 30, 2007 was due to favorable claims emergence in both short and long tail lines of business. Partially offsetting the favorable prior year loss reserve development was a large European fire loss during the third quarter of 2007, which added 9.4 percentage points to the net loss ratio.

The decrease in the net loss ratio was partially offset by growth in acquisition and general and administrative expense ratios in the Insurance business segment for the three months ended September 30,2007, compared to the same period in 2006, due to a change in the mix of business, higher direct expense accruals and an increase in allocated corporate expenses.

Reinsurance Business Segment

Total premiums written, which include deposit premiums, in Endurance’s Reinsurance business segment for the three and nine months ended September 30, 2007 were $243.8 million and $1,002.1 million. Total premiums written in the Reinsurance business segment for the three and nine months ended September 30, 2007 decreased 25.2% and 20.1% from the $326.1 million and $1,254.6 million of premiums written in the same periods in 2006. Declines in total premiums written for the casualty, property, marine and surety and other specialty lines of the Reinsurance business segment were primarily driven by non-renewals due to pricing, terms and conditions that no longer met the Company’s underwriting requirements. Additional declines in the casualty and agriculture lines of the Reinsurance business segment resulted from the absence of positive premium adjustments in the current quarter compared to the same period in 2006.

The decline in total premiums written in the Reinsurance business segment for the nine months ended September 30, 2007 compared to the same period in 2006 was primarily due to the non-renewal of certain international property and casualty accounts that no longer met the Company’s underwriting standards, as well as from the absence of positive premium adjustments and policy extension premiums associated with workers’ compensation business, the majority of which, beginning in the second quarter of 2006, is written as direct insurance and therefore recorded in the Insurance business segment. In addition, the Company exited the offshore energy business and non-renewed certain aviation exposures during the nine months ended September 30, 2007. The declines in premiums written in the Reinsurance business segment were partially offset by continued growth in new and renewal business in the Company’s agriculture and catastrophe lines of the Reinsurance business segment during the nine months ended September 30, 2007.

For the three and nine months ended September 30, 2007, the Reinsurance business segment’s combined ratio was 76.7% and 82.4% versus 78.2% and 89.3% during the same periods of 2006, an improvement of 1.5 and 6.9 percentage points, respectively. The combined ratio for the current periods benefited primarily from favorable loss emergence in several lines of business as well as overall low levels of catastrophe losses outside of Europe and Australia. The Reinsurance business segment recorded $8.1 million and $39.6 million of favorable prior year loss reserve development for the three and nine months ended September 30, 2007 compared to $7.4 million of favorable prior period loss reserve development and $17.2 million of unfavorable prior year loss reserve development for the same periods in 2006. Prior year favorable loss reserve development for the current periods was principally related to lower than expected claims emergence in the Reinsurance business segment, primarily from short tail lines.

Investments

Endurance’s net investment income decreased 1.5% in the third quarter of 2007 and increased 16.5% for the nine months ended September 30, 2007 as compared to the same periods in 2006. The decrease in the quarter resulted primarily from lower performance of the Company’s alternative investments driven by increased market volatility. The increase for the nine months ended September 30, 2007 resulted from a combination of higher portfolio yields, growth in the Company’s invested assets and strong alternative investment performance during the nine month period. Endurance ended the third quarter with cash and invested assets of $5.7 billion, an increase of 4.2% from December 31, 2006. Net operating cash flow was $437.0 million for the nine months ended September 30, 2007 versus $539.9 million for the same period in 2006.

Capitalization and Shareholders’ Equity

At September 30, 2007, Endurance’s GAAP shareholders’ equity was $2.5 billion or $32.81 per diluted common share versus $2.3 billion or $28.87 per diluted common share at December 31, 2006.

For the nine months ended September 30, 2007, Endurance repurchased 3.1 million of its common shares in private and open market transactions for an aggregate repurchase price of $112.4 million.

Earnings Call

Endurance will host a conference call on November 1, 2007 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (800) 819-9193 or (913) 981-4911 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 15, 2007 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 3374283.

The public may access a live broadcast of the conference call at the ‘‘Investors’’ section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the third quarter of 2007 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, workers’ compensation and professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. Endurance’s operating subsidiaries have been assigned a group rating of A (stable outlook) from Standard & Poor’s, A− (positive outlook) (Excellent) from A.M. Best and A2 by Moody’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2006.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	September 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$600,042	$547,772
Fixed maturity investments available for sale, at fair value	4,803,808	4,714,204
Other investments	343,926	253,068
Premiums receivable, net	768,162	660,570
Deferred acquisition costs	212,000	168,809
Securities lending collateral	195,727	226,762
Prepaid reinsurance premiums	92,466	105,058
Losses recoverable	96,008	44,244
Accrued investment income	36,075	40,692
Intangible assets	69,388	70,366
Deferred tax assets	46,926	54,019
Receivable on pending investment sales, net	53,061	—
Other assets	50,852	39,990
Total Assets	$7,368,441	$6,925,554
Liabilities
Reserve for losses and loss expenses	$2,841,810	$2,701,686
Reserve for unearned premiums	999,046	843,202
Net deposit liabilities	130,272	161,024
Securities lending payable	195,727	226,762
Reinsurance balances payable	153,815	172,328
Debt	447,235	447,172
Other liabilities	74,915	75,506
Total Liabilities	4,842,820	4,627,680
Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2006 – 8,000,000)	8,000	8,000
Common shares
64,080,540 issued and outstanding (2006 – 66,480,381)	64,081	66,480
Additional paid-in capital	1,355,468	1,458,063
Accumulated other comprehensive income (loss)	10,652	(14,465)
Retained earnings	1,087,420	779,796
Total Shareholders’ Equity	2,525,621	2,297,874
Total Liabilities and Shareholders’ Equity	$7,368,441	$6,925,554
Book Value per Common Share
Dilutive common shares outstanding	70,890,537	72,654,109
Diluted book value per common share[a]	$32.81	$28.87

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues
Gross premiums written	$423,271	$476,213	$1,503,365	$1,498,847
Net premiums written	377,616	385,422	1,359,507	1,337,109
Change in unearned premiums	22,126	22,553	(165,169)	(102,250)
Net premiums earned	399,742	407,975	1,194,338	1,234,859
Other underwriting income (loss)	1,697	(1,837)	(7,442)	(328)
Net investment income	62,605	63,581	215,966	185,416
Net realized losses on investments	(3,055)	(6,375)	(14,177)	(18,434)
Total revenues	460,989	463,344	1,388,685	1,401,513
Expenses
Losses and loss expenses	186,456	188,033	604,229	696,210
Acquisition expenses	76,604	81,857	218,075	236,302
General and administrative expenses	55,121	48,535	152,614	138,494
Amortization of intangibles	1,127	1,158	3,381	3,474
Net foreign exchange losses (gains)	700	3,633	1,241	(11,250)
Interest expense	7,533	7,528	22,593	22,513
Total expenses	327,541	330,744	1,002,133	1,085,743
Income before income taxes	133,448	132,600	386,552	315,770
Income tax expense	2,047	4,370	17,975	16,454
Net income	131,401	128,230	368,577	299,316
Preferred dividends	3,875	3,875	11,625	11,625
Net income available to common shareholders	$127,526	$124,355	$356,952	$287,691
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	64,468,309	66,338,596	65,529,530	66,393,406
Diluted	70,430,986	71,487,103	71,126,078	71,427,613
Basic earnings per common share	$1.98	$1.87	$5.45	$4.33
Diluted earnings per common share	$1.81	$1.74	$5.02	$4.03

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from the Company’s audited financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$180,046	$243,787	$423,833	$(562)	$423,271
Ceded premiums written	(42,642)	(3,013)	(45,655)	—	(45,655)
Net premiums written	137,404	240,774	378,178	(562)	377,616
Net premiums earned	130,640	275,776	406,416	(6,674)	399,742
Other underwriting income	—	—	—	1,697	1,697
Total underwriting revenues	130,640	275,776	406,416	(4,977)	401,439
Expenses
Net losses and loss expenses	69,709	119,798	189,507	(3,051)	186,456
Acquisition expenses	19,489	58,531	78,020	(1,416)	76,604
General and administrative expenses	21,988	33,133	55,121	—	55,121
	111,186	211,462	322,648	(4,467)	318,181
Underwriting income	$19,454	$64,314	$83,768	$(510)	$83,258
Net loss ratio	53.4%	43.5%	46.6%	45.7%	46.6%
Acquisition expense ratio	14.9%	21.2%	19.2%	21.2%	19.2%
General and administrative expense ratio	16.8%	12.0%	13.6%	—	13.8%
Combined ratio	85.1%	76.7%	79.4%	66.9%	79.6%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended September 30, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting (1)	Reported Totals
Revenues
Gross premiums written	$156,781	$326,061	$482,842	$(6,629)	$476,213
Ceded premiums written	(58,453)	(32,338)	(90,791)	—	(90,791)
Net premiums written	98,328	293,723	392,051	(6,629)	385,422
Net premiums earned	90,062	353,868	443,930	(35,955)	407,975
Other underwriting loss	—	—	—	(1,837)	(1,837)
Total underwriting revenues	90,062	353,868	443,930	(37,792)	406,138
Expenses
Net losses and loss expenses	57,165	158,804	215,969	(27,936)	188,033
Acquisition expenses	8,492	83,244	91,736	(9,879)	81,857
General and administrative expenses	13,760	34,775	48,535	—	48,535
	79,417	276,823	356,240	(37,815)	318,425
Underwriting income	$10,645	$77,045	$87,690	$23	87,713
Net loss ratio	63.5%	44.9%	48.6%	77.7%	46.1%
Acquisition expense ratio	9.4%	23.5%	20.7%	27.5%	20.1%
General and administrative expense ratio	15.3%	9.8%	10.9%	—	11.9%
Combined ratio	88.2%	78.2%	80.2%	105.2%	78.1%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$525,046	$1,002,075	$1,527,121	$(23,756)	$1,503,365
Ceded premiums written	(127,552)	(16,306)	(143,858)	—	(143,858)
Net premiums written	397,494	985,769	1,383,263	(23,756)	1,359,507
Net premiums earned	365,021	891,489	1,256,510	(62,172)	1,194,338
Other underwriting loss	—	—	—	(7,442)	(7,442)
Total underwriting revenues	365,021	891,489	1,256,510	(69,614)	1,186,896
Expenses
Net losses and loss expenses	196,660	460,670	657,330	(53,101)	604,229
Acquisition expenses	49,844	184,503	234,347	(16,272)	218,075
General and administrative expenses	62,796	89,818	152,614	—	152,614
	309,300	734,991	1,044,291	(69,373)	974,918
Underwriting income	$55,721	$156,498	$212,219	$(241)	$211,978
Net loss ratio	53.9%	51.7%	52.3%	85.4%	50.6%
Acquisition expense ratio	13.6%	20.7%	18.7%	26.2%	18.2%
General and administrative expense ratio	17.2%	10.0%	12.1%	—	12.8%
Combined ratio	84.7%	82.4%	83.1%	111.6%	81.6%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the nine months ended September 30, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$396,161	$1,254,576	$1,650,737	$(151,890)	$1,498,847
Ceded premiums written	(117,960)	(43,778)	(161,738)	—	(161,738)
Net premiums written	278,201	1,210,798	1,488,999	(151,890)	1,337,109
Net premiums earned	268,841	1,108,901	1,377,742	(142,883)	1,234,859
Other underwriting loss	—	—	—	(328)	(328)
Total underwriting revenues	268,841	1,108,901	1,377,742	(143,211)	1,234,531
Expenses
Net losses and loss expenses	168,940	627,479	796,419	(100,209)	696,210
Acquisition expenses	21,147	259,310	280,457	(44,155)	236,302
General and administrative expenses	35,542	102,952	138,494	—	138,494
	225,629	989,741	1,215,370	(144,364)	1,071,006
Underwriting income	$43,212	$119,160	$162,372	$1,153	$163,525
Net loss ratio	62.8%	56.6%	57.8%	70.1%	56.4%
Acquisition expense ratio	7.9%	23.4%	20.4%	30.9%	19.1%
General and administrative expense ratio	13.2%	9.3%	10.0%	—	11.2%
Combined ratio	83.9%	89.3%	88.2%	101.0%	86.7%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	53.4%	63.5%	43.5%	44.9%	46.6%	46.1%
Acquisition expense ratio	14.9%	9.4%	21.2%	23.5%	19.2%	20.1%
General and administrative expense ratio	16.8%	15.3%	12.0%	9.8%	13.8%	11.9%
Combined ratio	85.1%	88.2%	76.7%	78.2%	79.6%	78.1%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	19.2%	6.6%	2.9%	2.1%	9.4%	2.5%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	72.6%	70.1%	46.4%	47.0%	56.0%	48.6%
Acquisition expense ratio	14.9%	9.4%	21.2%	23.5%	19.2%	20.1%
General and administrative expense ratio	16.8%	15.3%	12.0%	9.8%	13.8%	11.9%
Combined ratio	104.3%	94.8%	79.6%	80.3%	89.0%	80.6%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	53.9%	62.8%	51.7%	56.6%	50.6%	56.4%
Acquisition expense ratio	13.6%	7.9%	20.7%	23.4%	18.2%	19.1%
General and administrative expense ratio	17.2%	13.2%	10.0%	9.3%	12.8%	11.2%
Combined ratio	84.7%	83.9%	82.4%	89.3%	81.6%	86.7%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	19.3%	17.4%	4.4%	(1.6%)	10.1%	2.5%

Net of Prior Year Net Loss Reserve Development

	For the nine months ended September 30
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	73.2%	80.2%	56.1%	55.0%	60.7%	58.9%
Acquisition expense ratio	13.6%	7.9%	20.7%	23.4%	18.2%	19.1%
General and administrative expense ratio	17.2%	13.2%	10.0%	9.3%	12.8%	11.2%
Combined ratio	104.0%	101.3%	86.8%	87.7%	91.7%	89.2%
The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following is a reconciliation of Endurance’s total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and nine months ended September 30, 2007 and 2006:

	Quarter Ended September 30, 2007			Quarter Ended September 30, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$28,379	—	$28,379	$47,860	—	$47,860
Casualty	30,133	—	30,133	28,294	—	28,294
Healthcare liability	30,262	—	30,262	37,812	—	37,812
Workers’ compensation	70,398	—	70,398	24,993	—	24,993
Professional lines	20,874	—	20,874	17,822	—	17,822
Subtotal Insurance	180,046	—	180,046	156,781	—	156,781
Reinsurance
Casualty	64,744	1,262	66,006	78,861	8,072	86,933
Property	112,483	(76)	112,407	125,224	(989)	124,235
Catastrophe	43,684	—	43,684	50,340	(955)	49,385
Agriculture	6,917	—	6,917	16,324	—	16,324
Marine	1,702	(104)	1,598	15,736	501	16,237
Aerospace	7,581	—	7,581	17,761	—	17,761
Surety and other specialty	6,114	(520)	5,594	15,186	—	15,186
Subtotal Reinsurance	243,225	562	243,787	319,432	6,629	326,061
Total	$423,271	$562	$423,833	$476,213	$6,629	$482,842
Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

	Nine Months Ended September 30, 2007			Nine Months Ended September 30, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$96,256	—	$96,256	$129,024	—	$129,024
Casualty	99,273	—	99,273	92,957	—	92,957
Healthcare liability	77,105	—	77,105	89,921	—	89,921
Workers’ compensation	189,173	—	189,173	31,424	—	31,424
Professional lines	63,239	—	63,239	52,835	—	52,835
Subtotal Insurance	525,046	—	525,046	396,161	—	396,161
Reinsurance
Casualty	176,447	9,283	185,730	240,316	$109,384	349,700
Property	201,080	13,504	214,584	268,826	27,887	296,713
Catastrophe	331,689	—	331,689	273,798	(955)	272,843
Agriculture	123,896	199	124,095	102,654	6,574	109,228
Marine	45,822	1,076	46,898	83,016	5,027	88,043
Aerospace	34,325	—	34,325	66,021	—	66,021
Surety and other specialty	65,060	(306)	64,754	68,055	3,973	72,028
Subtotal Reinsurance	978,319	23,756	1,002,075	1,102,686	151,890	1,254,576
Total	$1,503,365	$23,756	$1,527,121	$1,498,847	$151,890	$1,650,737
Total premiums written including gross premiums written and deposit premiums is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS
(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance’s net income and net income per diluted common share to operating income, operating income per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and nine months ended September 30, 2007 and 2006:

	Quarter Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$131,401	$128,230	$368,577	$299,316
Add (Less) after-tax items:
Net foreign exchange (gains) losses	(546)	2,918	(918)	(8,183)
Net realized losses on investments	3,013	6,080	12,583	16,211
Operating income before preferred dividends	133,868	137,228	380,242	307,344
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)
Operating income available to common shareholders	$129,993	$133,353	$368,617	$295,719
Weighted average dilutive common shares	70,430,986	71,487,103	71,126,078	71,427,613
Operating income per diluted share	$1.85	$1.87	$5.18	$4.14
Average common equity [a]	$2,252,734	$1,826,855	$2,211,748	$1,794,859
Operating return on average common equity	5.8%	7.3%	16.7%	16.5%
Annualized operating return on average common equity	23.1%	29.2%	22.2%	22.0%
Diluted per common share data
Net income	$131,401	$128,230	$368,577	$299,316
Preferred dividends	(3,875)	(3,875)	(11,625)	(11,625)
Net income available to common shareholders	$127,526	$124,355	$356,952	$287,691
Return on average common equity, Net income	5.7%	6.8%	16.1%	16.0%
Annualized return on average common equity, Net income	22.6%	27.2%	21.5%	21.4%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income per diluted common share represents operating income divided by weighted average dilutive common shares. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

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